PROSPECTUS SUPPLEMENT                                         File No. 333-83374
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus Supplement Number:           2221


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $50,000,000         Original Issue Date:  April 9, 2002

CUSIP Number:       59018YMQ1           Stated Maturity Date: April 9, 2003

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
[X] Regular Floating Rate Note          [X] Actual/360

[ ] Inverse Floating Rate Note          [ ] 30/360

     (Fixed Interest Rate):             [ ] Actual/Actual




Interest Rate Basis:
--------------------
[X] LIBOR                               [ ] Commercial Paper Rate

[ ] CMT Rate                            [ ] Eleventh District Cost of Funds Rate

[ ] Prime Rate                          [ ] CD Rate

[ ] Federal Funds Rate                  [ ] Other (see attached)

[ ] Treasury Rate
Designated CMT Page:                     Designated LIBOR Page:
      CMT Telerate Page:                       LIBOR Telerate Page: 3750
       CMT Reuters Page:                        LIBOR Reuters Page:

Index Maturity:         One Month, except with respect to       Minimum Interest Rate:  Not Applicable
                        determination of the Initial
                        Interest Rate as described below.

Spread:                 -0.0300%                                Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  Calculated as if the Original Issue     Spread Multiplier:      Not Applicable
                        Date was an Interest Reset Date

Interest Reset Dates:   Monthly, on the 9th of every month, commencing May 9, 2002, subject to modified following business day convention.
                                                   0

Interest Payment Dates: Monthly, on the 9th of every month, commencing May 9, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                   The Notes are being issued in fully registered book-entry form.

Trustee:                JPMorgan Chase Bank

Dated:                  April 4, 2002